Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR FISCAL 2020

Fourth Quarter Revenue was $944 Million; Operating Loss was $12 Million; Net Loss Attributable to Lionsgate Shareholders was $45 Million or $0.20 Diluted Net Loss per Share

Adjusted Diluted EPS was $0.21 with Adjusted OIBDA of $126 Million

Fourth Quarter Cash Flow Provided by Operating Activities was $180 Million with Adjusted Free Cash Flow of $175 Million

Company’s Global Over-the-Top Paid Subscribers Increased to 10.6 Million (Including STARZPLAY Arabia) in the Quarter, Driven by Strong Sequential Quarter Gains at Starz to 6.8 Million Domestic OTT Paid Subscribers

SANTA MONICA, CA, and VANCOUVER, BC, May 21, 2020 - Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported fourth quarter (quarter ended March 31, 2020) revenue of $944 million, operating loss of $12 million and net loss attributable to Lionsgate shareholders of $45 million or $0.20 diluted net loss per share on 219.9 million diluted weighted average common shares outstanding.  Adjusted net income attributable to Lionsgate shareholders in the quarter was $47 million or adjusted diluted EPS of $0.21, with adjusted OIBDA of $126 million. Fourth quarter cash flow provided by operating activities was $180 million and adjusted free cash flow was $175 million.

“We reported a strong quarter to end a solid fiscal year despite the disruption posed by the COVID-19 global pandemic,” said Lionsgate CEO Jon Feltheimer.  “Our Lionsgate family has risen to the challenge of these unprecedented times with resilience, dedication and collaboration. Thanks to their efforts, Starz is continuing to deliver great entertainment to our audiences in the current at home environment, and we’re working closely with all of our content partners to ensure that when production resumes and theatres re-open, we will be ready.”

Full year fiscal 2020 (fiscal year ended March 31, 2020) revenue was $3.89 billion, operating income was $2.8 million, and net loss attributable to Lionsgate shareholders was $188 million, or $0.86 diluted net loss per share on 217.9 million diluted weighted average common shares outstanding.  Adjusted net income attributable to Lionsgate shareholders was $124.3 million or adjusted diluted EPS of $0.56 and adjusted OIBDA was $462 million for fiscal 2020.  Full year adjusted free cash flow was $349 million.

Driven by robust sales in the at home environment in the quarter, library revenues for the fiscal year reached a record $600 million.

The Company reported a charge of $50.5 million in the quarter due to the COVID-19 global pandemic and related economic disruption.  This charge included, among other things, certain motion picture and television impairments and development charges associated with changes in performance expectations and the feasibility of project completions, along with costs associated with pausing film and television production.

Fourth Quarter Results

Segment Results

Media Networks segment revenue of $358 million was essentially unchanged from the prior year quarter while segment profit of $26 million was impacted by the continued investment in STARZPLAY’s international expansion.  STARZPLAY has launched in 50 countries and exceeded subscriber targets for the fiscal year.  Domestically, STARZ grew its OTT subscribers to 6.8 million in the quarter.

Motion Picture segment revenue increased by 10% to $393 million compared to the prior year quarter due to the strong home entertainment performance of Knives Out and other titles.  The only new theatrical release in the quarter, I Still Believe, was in theatres for only four days before they closed, but the studio pivoted quickly to launch the title in an exclusive premium video-on-demand window to mitigate lost theatrical revenue.  Segment profit was $101 million.

Television Production segment revenue was $258 million and segment profit was $22 million driven in part by strong library sales.

COVID-19 Impact

The impact of the ongoing COVID-19 global pandemic and measures to prevent its spread, and the resulting unprecedented economic uncertainty, are affecting our business in a number of ways. To date, we have experienced early termination of the theatrical run of one of our films domestically and one of our films in the UK, delayed theatrical distribution of several films domestically and internationally, and delayed production of film and television content resulting in changes in future release dates for some titles and series. Our partners have also closed several location-based entertainment attractions based on our film and television properties. We may not be able to accurately predict when theatres re-open, production resumes or if and when certain of our content will be released. The full extent of the impact of the COVID-19 global pandemic on our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict.

Conversely, television and streaming consumption around the globe has increased as well as home entertainment demand. STARZ has experienced an increase in viewership of its content across all platforms as well as an increase in subscribers to its OTT services, both domestically and internationally. This increase, however, may not be indicative of future results and growth may slow as governmental and other restrictions are relaxed, and as a result of the current and possible longer term negative economic impact of the pandemic. In a number of instances, we have also been able to adapt to these new circumstances by releasing one of our theatrical films earlier on streaming platforms, completing post-production of one of our television series remotely and continuing the development of a number of our television series utilizing virtual writers’ rooms. These changes in the way we operate may be helpful to partially offset some of the negative impacts from the pandemic.  However, the impact of these changes and the COVID-19 global pandemic are uncertain and cannot be predicted.

As a direct result of the COVID-19 global pandemic and the related economic disruption, including the worldwide closure of most theatres, international travel restrictions and the pausing of motion picture and television productions, during the fourth quarter of fiscal 2020 we have incurred $50.5 million in incremental costs which were expensed in the period. These costs include $46.0 million reflected in direct operating expense, which include certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project, costs associated with the pausing of productions, including certain cast and crew costs and incremental costs associated with bad debt reserves. In addition, these costs include $4.2 million reflected in distribution and marketing expense, which primarily consists of early marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, and $0.3 million in restructuring and other costs primarily due to transitioning the Company to a remote-work environment and other incremental costs associated with the COVID-19 global pandemic during this period. We expect to incur additional incremental costs in future periods. We are in the process of seeking insurance recovery for some of these costs, which cannot be estimated at this time, and therefore have not been recorded in our consolidated financial statements.

These costs, along with other items, are excluded from segment operating results, Adjusted OIBDA, Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders, and Adjusted EPS (see Use of Non-GAAP Financial Measures).

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2020 fourth quarter and full year results at 5:00 PM ET/2:00 PM PT this afternoon, May 21. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf200521OrPx2lYU.html. A full replay will become available later this afternoon by clicking the same link.

ABOUT LIONSGATE

The first major new studio in decades, Lionsgate is a global content leader whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world. Lionsgate film and television properties also support a global network of location-based entertainment and other branded attractions as well as a robust video game business. Lionsgate’s content initiatives are backed by a nearly 17,000-title film and television library and delivered through a global sales and distribution infrastructure. The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.
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For further information, investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the potential effects of the COVID-19 global pandemic on the Company, economic and business conditions; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; and the other risk factors as set forth in Lionsgate’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, to be filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Annual Report on Form 10-K  for the fiscal year ended March 31, 2020, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission. Trending schedules containing certain financial information will also be available on the Company’s website.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2020	March 31, 2019
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$318.2	$184.3
Accounts receivable, net	522.0	647.2
Program rights	310.5	295.7
Other current assets	157.4	267.2
Total current assets	1,308.1	1,394.4
Investment in films and television programs and program rights, net	1,517.3	1,672.0
Property and equipment, net	140.9	155.3
Investments	40.3	26.2
Intangible assets	1,719.6	1,871.6
Goodwill	2,833.5	2,833.5
Other assets	391.5	436.1
Deferred tax assets	—	19.8
Total assets	$7,951.2	$8,408.9
LIABILITIES
Accounts payable and accrued liabilities	$526.9	$531.2
Participations and residuals	441.9	408.5
Film obligations and production loans	353.7	512.6
Debt - short term portion	68.6	53.6
Deferred revenue	116.6	146.5
Total current liabilities	1,507.7	1,652.4
Debt	2,664.4	2,850.8
Participations and residuals	421.6	479.8
Film obligations and production loans	96.9	143.1
Other liabilities	334.9	114.0
Deferred revenue	61.3	62.8
Deferred tax liabilities	36.6	56.5
Redeemable noncontrolling interest	167.8	127.6
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 83.0 shares issued (March 31, 2019 - 82.5 shares issued)	659.2	649.7
Class B non-voting common shares, no par value, 500.0 shares authorized, 136.4 shares issued (March 31, 2019 - 133.5 shares issued)	2,221.7	2,140.6
Retained earnings (accumulated deficit)	(16.9)	208.7
Accumulated other comprehensive loss	(206.0)	(80.3)
Total Lions Gate Entertainment Corp. shareholders' equity	2,658.0	2,918.7
Noncontrolling interests	2.0	3.2
Total equity	2,660.0	2,921.9
Total liabilities and equity	$7,951.2	$8,408.9

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$944.3	$913.7	$3,890.0	$3,680.5
Expenses
Direct operating	564.1	533.0	2,226.1	2,028.2
Distribution and marketing	217.0	227.2	1,008.7	835.5
General and administration	113.1	110.2	430.4	445.4
Depreciation and amortization	54.6	41.4	197.7	163.4
Restructuring and other	7.5	35.9	24.3	78.0
Total expenses	956.3	947.7	3,887.2	3,550.5
Operating income (loss)	(12.0)	(34.0)	2.8	130.0
Interest expense
Interest expense	(45.5)	(46.7)	(191.3)	(163.6)
Interest on dissenting shareholders' liability	—	—	—	(35.3)
Total interest expense	(45.5)	(46.7)	(191.3)	(198.9)
Shareholder litigation settlements	—	—	—	(114.1)
Interest and other income	1.8	2.9	8.8	12.0
Other expense	(1.4)	(2.9)	(11.1)	(4.7)
Gain (loss) on extinguishment of debt	6.7	(1.9)	5.4	(1.9)
Loss on investments	(0.2)	(44.4)	(0.5)	(87.6)
Equity interests loss	(1.5)	(14.0)	(17.2)	(42.9)
Loss before income taxes	(52.1)	(141.0)	(203.1)	(308.1)
Income tax benefit (provision)	3.2	(18.1)	(3.3)	8.5
Net loss	(48.9)	(159.1)	(206.4)	(299.6)
Less: Net loss attributable to noncontrolling interests	4.0	3.9	18.0	15.4
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(44.9)	$(155.2)	$(188.4)	$(284.2)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.20)	$(0.72)	$(0.86)	$(1.33)
Diluted net loss per common share	$(0.20)	$(0.72)	$(0.86)	$(1.33)

Weighted average number of common shares outstanding:
Basic	219.9	215.4	217.9	213.7
Diluted	219.9	215.4	217.9	213.7

Dividends declared per common share	$—	$—	$—	$0.18

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(48.9)	$(159.1)	$(206.4)	$(299.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54.6	41.4	197.7	163.4
Amortization of films and television programs and program rights	400.7	411.2	1,706.7	1,516.5
Interest on dissenting shareholders' liability	—	—	—	(72.0)
Amortization of debt financing costs	3.7	2.7	14.9	11.6
Non-cash share-based compensation	9.2	24.3	50.5	68.1
Other amortization	22.4	8.4	68.5	29.0
Distributions from equity method investee	—	—	—	1.8
Loss (gain) on extinguishment of debt	(6.7)	1.9	(5.4)	1.9
Equity interests loss	1.5	14.0	17.2	42.9
Loss on investments	0.2	44.4	0.5	87.6
Deferred income taxes (benefit)	(1.7)	12.7	(0.9)	(23.6)
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	126.5	162.4	397.5	470.8
Investment in films and television programs and program rights, net	(409.2)	(396.4)	(1,545.3)	(1,469.9)
Accounts payable and accrued liabilities	2.0	107.8	(31.8)	41.0
Participations and residuals	39.3	(68.7)	(24.5)	(85.8)
Film obligations	10.5	(1.5)	6.8	(11.8)
Deferred revenue	(23.8)	(33.7)	(31.4)	(44.4)
Net Cash Flows Provided By Operating Activities	180.3	171.8	614.6	427.5
Investing Activities:
Proceeds from the sale of equity method investee, net of transaction costs	—	48.0	—	48.0
Investment in equity method investees and other	(5.8)	(9.0)	(20.6)	(48.6)
Business acquisitions, net of cash acquired	—	—	—	(77.3)
Capital expenditures	(7.1)	(14.9)	(31.1)	(43.8)
Net Cash Flows Provided By (Used In) Investing Activities	(12.9)	24.1	(51.7)	(121.7)
Financing Activities:
Debt - borrowings	255.0	631.7	852.1	3,541.2
Debt - repurchases and repayments	(294.8)	(743.8)	(1,033.4)	(3,212.7)
Production loans - borrowings	4.9	91.2	59.0	338.1
Production loans - repayments	(2.9)	(97.3)	(293.8)	(305.4)
Payment of dissenter liability accrued at acquisition	—	—	—	(797.3)
Repurchase of common shares	(2.6)	—	(2.6)	—
Dividends paid	—	—	—	(57.4)
Distributions to noncontrolling interest	(1.2)	(1.3)	(5.7)	(3.7)
Exercise of stock options	1.2	3.8	1.7	8.0
Tax withholding required on equity awards	(0.3)	(3.3)	(3.4)	(10.1)
Net Cash Flows Used In Financing Activities	(40.7)	(119.0)	(426.1)	(499.3)
Net Change In Cash and Cash Equivalents	126.7	76.9	136.8	(193.5)
Foreign Exchange Effects on Cash and Cash Equivalents	(4.0)	1.2	(2.9)	(0.3)
Cash and Cash Equivalents - Beginning Of Period	195.5	106.2	184.3	378.1
Cash and Cash Equivalents - End Of Period	$318.2	$184.3	$318.2	$184.3

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the results of operations of 3 Arts Entertainment is included in the Television Production segment from the acquisition date of May 29, 2018.
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic licensing of premium subscription video programming to Distributors, and on a direct-to-consumer basis (ii) STARZPLAY International, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services internationally and (iii) Other Streaming Services, which represents primarily our majority owned premium Spanish language streaming services business, Pantaya.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$393.3	$357.6	$1,670.9	$1,464.4
Television Production	258.1	272.8	1,001.3	920.9
Media Networks	358.0	362.0	1,486.8	1,461.0
Intersegment eliminations	(65.1)	(78.7)	(269.0)	(165.8)
	$944.3	$913.7	$3,890.0	$3,680.5
Gross contribution
Motion Picture	$129.9	$47.9	$313.5	$234.1
Television Production	31.9	30.2	90.7	109.6
Media Networks	50.4	115.3	380.5	534.0
Intersegment eliminations	4.2	(2.9)	6.8	(6.3)
	$216.4	$190.5	$791.5	$871.4
Segment general and administration
Motion Picture	$28.7	$27.0	$104.8	$105.6
Television Production	10.4	10.7	37.3	43.5
Media Networks	24.9	24.4	87.5	97.7
	$64.0	$62.1	$229.6	$246.8
Segment profit
Motion Picture	$101.2	$20.9	$208.7	$128.5
Television Production	21.5	19.5	53.4	66.1
Media Networks	25.5	90.9	293.0	436.3
Intersegment eliminations	4.2	(2.9)	6.8	(6.3)
Total segment profit	$152.4	$128.4	$561.9	$624.6
Corporate general and administrative expenses	(26.6)	(25.1)	(99.7)	(104.2)
Adjusted OIBDA(1)	$125.8	$103.3	$462.2	$520.4
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and associated programming and content strategy, and, when applicable, certain cost related to the COVID-19 global pandemic and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses. Media Networks gross contribution and segment profit for the fiscal year ended March 31, 2020 includes a benefit of $39.7 million in direct operating expenses associated with the modification of a content licensing arrangement, net of amortization for related changes in content availability and air dates.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three months and fiscal years ended March 31, 2020 and 2019:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$337.7	$354.8	$1,430.1	$1,440.9
STARZPLAY International	9.3	1.2	22.9	2.1
Other Streaming Services	11.0	6.0	33.8	18.0
	$358.0	$362.0	$1,486.8	$1,461.0
Media Networks gross contribution:
Starz Networks	$85.8	$129.4	$528.9	$574.1
STARZPLAY International	(36.6)	(13.4)	(139.6)	(33.2)
Other Streaming Services	1.2	(0.7)	(8.8)	(6.9)
	$50.4	$115.3	$380.5	$534.0
Media Networks general and administration:
Starz Networks	$18.5	$20.8	$66.1	$86.1
STARZPLAY International	4.4	2.5	15.0	7.2
Other Streaming Services	2.0	1.1	6.4	4.4
	$24.9	$24.4	$87.5	$97.7
Media Networks segment profit:
Starz Networks	$67.3	$108.6	$462.8	$488.0
STARZPLAY International	(41.0)	(15.9)	(154.6)	(40.4)
Other Streaming Services	(0.8)	(1.8)	(15.2)	(11.3)
	$25.5	$90.9	$293.0	$436.3

LIONS GATE ENTERTAINMENT CORP.

SUPPLEMENTAL INFORMATION

Interest Rate Swaps

On May 15, 2020, the Company entered into certain transactions which effectively extended the maturity date on an aggregate of $1.05 billion of interest rate swaps by an additional 2 to 5 years, subject to Mandatory Early Termination Dates of March 23, 2025. This resulted in a decrease of the weighted average fixed pay rate from 2.87028% to 2.39293% per annum representing an annual cash interest savings of approximately $8.1 million compared to the prior swaps.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain cost related to the COVID-19 global pandemic, and certain programming and content charges as a result of management changes and associated changes in strategy.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•
COVID-19 related costs include certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project, and costs associated with the pausing of productions, including certain cast and crew costs and incremental costs associated with bad debt reserves, which are included in direct operating expense, when applicable. In addition, the costs include early marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•
Programming and content charges include charges resulting from the implementation of changes to the Company's programming strategy and broadcasting strategy in connection with recent management changes, which are included in direct operating expenses, when applicable.

•
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, plus shareholder litigation settlement charges and interest paid. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its Adjusted Free Cash Flow when the payments are actually made. The adjustment for shareholder litigation settlement and interest charges paid is to exclude the non-recurring, one-time payment included in cash flows from operating activities that is associated with litigation matters arising from the Starz merger.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, net gains or losses on investments, gain or loss on extinguishment of debt, certain programming and content charges, and COVID-19 related costs as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest and certain changes in our deferred tax valuation allowance.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Operating income (loss)	$(12.0)	$(34.0)	$2.8	$130.0
Adjusted depreciation and amortization(1)	10.3	10.7	41.8	41.1
Restructuring and other(2)	7.5	35.9	24.3	78.0
COVID-19 related costs(3)	50.2	—	50.2	—
Programming and content charges(4)	2.5	35.1	76.5	35.1
Adjusted share-based compensation expense(5)	9.0	10.8	50.0	52.1
Purchase accounting and related adjustments(6)	58.3	44.8	216.6	184.1
Adjusted OIBDA	$125.8	$103.3	$462.2	$520.4
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Depreciation and amortization	$54.6	$41.4	$197.7	$163.4
Less: Amount included in purchase accounting and related adjustments	(44.3)	(30.7)	(155.9)	(122.3)
Adjusted depreciation and amortization	$10.3	$10.7	$41.8	$41.1

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$4.6	$14.5	$12.3	$31.5
Accelerated vesting on equity awards	0.3	13.5	0.6	16.0
Total severance costs	4.9	28.0	12.9	47.5
COVID-19 related costs included in restructuring and other(b)	0.3	—	0.3	—
Transaction and related costs(c)	2.3	7.9	11.1	30.5
	$7.5	$35.9	$24.3	$78.0
_______________________

(a)
Severance costs in the three months and fiscal years ended March 31, 2020 and 2019 were primarily related to restructuring activities in connection with recent acquisitions, and other cost-saving initiatives.

(b)
During the three months and fiscal year ended March 31, 2020, the Company has incurred certain costs including costs primarily related to transitioning the Company to a remote-work environment and other incremental costs associated with the COVID-19 global pandemic.

(c)
Transaction and related costs in the three months and fiscal years ended March 31, 2020 and 2019 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters. In the three months and fiscal year ended March 31, 2019, these costs were primarily related to the legal fees associated with the Starz class action lawsuits and other matters, and to a lesser extent, costs related to the acquisition of 3 Arts Entertainment and other strategic transactions.

(3)
As a direct result of the COVID-19 global pandemic, during the fourth quarter of fiscal 2020 we have incurred $50.2 million in incremental direct operating and distribution and marketing expense. These charges are also excluded from segment operating results. These costs include certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project, and costs associated with the pausing of productions, including certain cast and crew costs and incremental costs associated with bad debt reserves, amounting to $46.0 million in aggregate, which are included in direct operating expense. In addition, the costs include early marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit amounting to $4.2 million, which are included in distribution and marketing expense. We expect to incur additional incremental costs in future periods. We are in the process of seeking insurance recovery for some of these costs, which cannot be estimated at this time, and therefore have not been recorded in our consolidated financial statements.

(4)
In the fiscal years ended March 31, 2020 and 2019, in connection with recent management changes, the Company implemented changes to its programming strategy and broadcasting strategy including programming acquired or produced under prior management. As a result, the Company recorded certain programming and content charges of $76.5 million and $35.1 million in fiscal 2020 and 2019, respectively, which are included in direct operating expense in the consolidated statement of operations.

(5)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Total share-based compensation expense	$9.3	$24.3	$50.6	$68.1
Less: Amount included in restructuring and other(a)	(0.3)	(13.5)	(0.6)	(16.0)
Adjusted share-based compensation	$9.0	$10.8	$50.0	$52.1

(a)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(6)
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$0.5	$1.5	$8.1	$18.0
General and administrative expense	13.5	12.6	52.6	43.8
Depreciation and amortization	44.3	30.7	155.9	122.3
	$58.3	$44.8	$216.6	$184.1

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss Attributable to Lions Gate Entertainment Corp. Shareholders	$(44.9)	$(155.2)	$(188.4)	$(284.2)
Adjusted share-based compensation expense	9.0	10.8	50.0	52.1
Restructuring and other	7.5	35.9	24.3	78.0
COVID-19 related costs	50.2	—	50.2	—
Programming and content charges	2.5	35.1	76.5	35.1
Purchase accounting and related adjustments(1)	58.2	44.0	215.9	182.2
Shareholder litigation settlements(2)	—	—	—	114.1
Loss (gain) on extinguishment of debt	(6.7)	1.9	(5.4)	1.9
Loss on investments	0.2	44.4	0.5	87.6
Tax impact of above items(3)	(27.5)	(39.5)	(90.8)	(102.6)
Deferred tax valuation allowance(4)	5.5	53.7	21.4	53.7
Noncontrolling interest impact of above items	(7.1)	(6.8)	(29.9)	(26.6)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$46.9	$24.3	$124.3	$191.3

Reported Basic EPS	$(0.20)	$(0.72)	$(0.86)	$(1.33)
Impact of adjustments on basic earnings per share	0.41	0.83	1.43	2.22
Adjusted Basic EPS	$0.21	$0.11	$0.57	$0.89

Reported Diluted EPS	$(0.20)	$(0.72)	$(0.86)	$(1.33)
Impact of adjustments on diluted earnings per share	0.41	0.83	1.42	2.20
Adjusted Diluted EPS	$0.21	$0.11	$0.56	$0.87

Adjusted weighted average number of common shares outstanding:
Basic	219.9	215.4	217.9	213.7
Diluted	220.4	220.1	220.2	220.9
_________________________

(1)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.

(2)	Shareholder litigation settlements of $114.1 million in the fiscal year ended March 31, 2019 was related to previous shareholder litigation in connection with the Starz merger.

(3)	Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.

(4)	In the three months and fiscal year ended March 31, 2020 and 2019, represents a charge from a net increase in the valuation allowance for certain of the Company's deferred tax assets.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities(1)	$180.3	$171.8	$614.6	$427.5
Capital expenditures	(7.1)	(14.9)	(31.1)	(43.8)
Net borrowings under and (repayment) of production loans	2.0	(6.1)	(234.8)	32.7
Shareholder litigation settlement charges and interest	—	—	—	221.3
Adjusted Free Cash Flow	$175.2	$150.8	$348.7	$637.7

________________

(1)
Cash flows provided by operating activities for the three months and fiscal year ended March 31, 2020 includes a net benefit (use of cash) of approximately ($27.9) million and $253.0 million, respectively, from the monetization of trade accounts receivable programs (three months and fiscal year ended March 31, 2019 - net benefit of approximately $218.6 million and $347.0 million).